POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director and (or) officer of The MONY Group Inc., a Delaware corporation (the "Company") does hereby nominate, constitute and appoint Lee M. Smith, John R. McFeely, Rekasha
A. Robinson-McLymont and Daniel J.
Gallagher, or any one or more of them, his or her true and lawful attorneys and agents to do any and all acts and things and execute and file any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable the undersigned (in his or her individual capacity or in a fiduciary or any other capacity) to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in his or her individual capacity or in a fiduciary or any other capacity) may be required to file pursuant to Section 16(a) of the Act, including specifically, but without limitation, full power and authority to sign the undersigned's name, in his or her individual capacity or in a fiduciary or any other capacity, to any report or statement on Form 3, Form 4 or Form 5 or to any amendment thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

      This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters, which prior authorizations are hereby revoked, and shall survive the termination of the undersigned's status as a director and(or) officer of the Company and remain in effect thereafter for so long as the undersigned (in his or her individual capacity or in a fiduciary or any other capacity) has any obligation under
Section 16 of the Act with respect to securities of the Company.

      IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of April, 2004.



                                                                 /s/ Larry Cohen
                                                                     Larry Cohen


STATE OF NEW YORK )
                                    ) ss.:
COUNTY OF NEW YORK         )

On the20th day of April, 2004 before me personally came Larry Cohen to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed same.


                                                                /s/ Nadine Agree